EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, 333-23161 and
333-86698) and on Form S-3 (Nos. 333-110885, 333-48762, 333-77077 and 333-47619)
of Vertrue Incorporated of our report dated September 12, 2006 relating to the consolidated financial statements and financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
September 12, 2006